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                                                        Exhibit 10.3

                                  AGREEMENT

              This Agreement dated as of April 7, 1995, entered into by and among Pioneer Omega, Inc., a Delaware corporation with its registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, USA ("Pioneer Omega"), and Moscow International Business Centre Limited, a Turks & Caicos Islands company with its registered office c/o The Chartered Trust Company Limited, Town Centre Building, P.O. Box 125, Providenciales, Turks & Caicos Islands, BWI ("MIBC").

              A. On October 29, 1994, The Pioneer Group, Inc. ("PGI") entered into an "Agreement on the Obligations of the Parties in Preparation for Closing" with the First Investment Voucher Fund (the "Fund"), and such agreement was amended on November 18, 1994 (as so amended, the "Pre-Closing Agreement"). On April 7, 1995, PGI assigned to Pioneer Omega all of its rights and obligations under the Pre-Closing Agreement, and the Fund consented to such assignment.

              B. Simultaneously with the execution of this Agreement, Pioneer Omega has entered into a Master Share Purchase Agreement with the Fund (the "Fund Agreement") under which Pioneer Omega, acting through one or more affiliated companies, will purchase shares in the Fund.

              C. Simultaneously with the execution of this Agreement, DOM Investment Company, a Russian joint stock company ("DOM") and the Company have entered into an agreement (the "DOM Master Agreement") under which the Company will purchase from DOM all of the shares of AOZT Management Company ("KUIF"), a wholly owned subsidiary of DOM which holds rights to act as the investment manager of the Fund under a Management Agreement between KUIF and the Fund. Under the DOM Master Agreement, Pioneer Omega will cause PFR to purchase all of DOM's right, title and interest in and to the shares of KUIF.

              D. MIBC, DOM and certain of their affiliates have assisted Pioneer Omega with its investigation of the Fund, and Pioneer Omega will rely upon the representations and warranties made by MIBC and DOM with respect to the Fund set forth in this Agreement and in the DOM Master Agreement in deciding to purchase shares in the Fund. MIBC will agree to make such representations and warranties with respect to the Fund, and to indemnify Pioneer Omega with respect to such representations and warranties as set forth herein and in the DOM Master Agreement, as an inducement to Pioneer Omega to purchase the Fund shares and to cause PFR to purchase the shares of KUIF under the DOM Master Agreement.

              E. DOM and its affiliates have significant expertise in the Russian securities market, and Pioneer Omega wishes to have DOM and such affiliates provide continuing consulting services to the Fund, to PFR and to PFR's affiliates following the Closing, and wishes to secure from DOM and such affiliates their agreements not to compete with the operations of the Fund, PFR and PFR's affiliates following the Closing. MIBC hasagreed to cause DOM and such affiliates to provide such consulting services and to comply with such agreements not to compete.

              F. All of the foregoing understandings and agreements between Pioneer Omega and MIBC shall be upon the terms and conditions set forth in this Agreement.

              In consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

              1. Consulting and Non-Competition Agreement; Issuance of Shares to MIBC.

                   1.1  Consulting and Non-Competition Agreement.  MIBC
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         shall cause DOM and each of the Founders named therein to enter into a Consulting and Non-Competition Agreement with Pioneer Omega, substantially in the form attached to this Agreement as Exhibit A (the "Consulting and Non-Competition Agreement"), and each of the Founders shall enter into the separate non-competition agreements specified in the Consulting and Non-Competition Agreement. Pioneer Omega may assign such agreements to PFR, in which case they shall be reexecuted by DOM, the Founders and PFR.

                   1.2. Issuance of Shares. At the Closing, Pioneer Omega shall issue to MIBC Six Hundred Thousand (600,000) shares of the Series A Preferred Stock of Pioneer Omega (the "Shares"). Certificates representing the Shares shall be delivered to MIBC upon presentation by MIBC of (i) an extract from the shareholder records of the Fund, maintained by Depositary RINACO, showing the recordation of Luscinia, Inc. and Theta Enterprises, Inc. as the record owners of an aggregate of 280,000,000 shares in the Fund, (ii) a copy of the amendment to the KUIF charter indicating PFR as the sole shareholder of KUIF, as filed with the Moscow Registration Chamber and (iii) a copy of the Consulting and Non-Competition Agreement, signed by DOM and each of the Founders, and copies of the non-competition agreements signed by each of the Founders.

                   1.3 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Pioneer Investments, Ogaryova 5, Moscow, Russia, at 10:00 am on or about April 11, 1995, or at such other time, date and place as are mutually agreeable to MIBC and Pioneer Omega (the "Closing Date"). If at Closing any of the conditions specified in Section 4 shall not have been fulfilled, Pioneer Omega or MIBC, as the case may be, may, at its election, terminate this Agreement without thereby waiving any rights it may have by reason of such failure or such non-fulfillment.

              2. Additional Agreement Between Pioneer Omega, PGI and MIBC. Simultaneously with the execution of this Agreement, MIBC, Pioneer Omega and PGI shall enter into a Stockholders Agreement, substantially in the form attached to this Agreement as Exhibit B (the "Stockholders Agreement"), under which (i) PGI will grant MIBC the right to cause PGI to purchase the Shares and MIBC will grant PGI the right topurchase the Shares and (ii) PGI and MIBC will agree as to certain other matters with respect to the Shares.

              3.   Representations of the Parties.

                   3.1 Representations of MIBC with Respect to Itself. MIBC represents and warrants to Pioneer Omega as follows with respect to itself:

                        3.1.1 Organization and Standing. MIBC is a company duly organized and validly existing under the laws of the Turks & Caicos Islands. MIBC has full corporate power and authority to enter into and perform this Agreement and the Stockholders Agreement and to carry out the transactions contemplated by this Agreement and the Stockholders Agreement. MIBC has furnished to Pioneer Omega true and complete copies of its Memorandum and Articles of Association, as currently in effect.

                        3.1.2 Authority for Agreement. The execution and performance by MIBC of this Agreement and the Stockholders Agreement and the consummation by MIBC of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the Stockholders Agreement have been duly executed by MIBC and constitute valid and binding obligations of MIBC, enforceable in accordance with their respective terms. The execution of, and performance of the transactions contemplated by, this Agreement and the Stockholders Agreement and compliance with their provisions by MIBC will not conflict with or result in a breach of any of the terms of, or constitute a default under, or require a consent or waiver under, the Memorandum and Articles of Association (each as amended to date) of MIBC or any agreement to which MIBC is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute,
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         rule or regulation applicable to MIBC. No consents or approvals of third parties or filings with governmental agencies or authorities are required in connection with the consummation by MIBC of the transactions contemplated by this Agreement or the Stockholders Agreement.

                        3.1.3 Litigation. There is no action, suit or proceeding, or arbitration proceeding or governmental inquiry or investigation, pending or, to the best of MIBC's knowledge, any basis therefor or threat thereof, against MIBC, which questions the validity of this Agreement or the Stockholders Agreement or the right of MIBC to enter into this Agreement or the Stockholders Agreement.

                   3.2 Representations of MIBC with Respect to DOM. MIBC represents and warrants to Pioneer Omega as follows with respect to DOM:

                        3.2.1     Representations in the DOM Master
         Agreement. Each and every one of the representations and warranties of DOM set forth in the DOM Master Agreement is true and correct and incorporated into this Agreement as if set forth herein; and MIBC hereby repeats and confirms each and every such representation and warranty, in its own name.
                   3.3 Representations of MIBC with Respect to the Fund. MIBC represents and warrants to Pioneer Omega as follows with respect to the Fund:

                        3.3.1 Representations in the Fund Agreement. Each and every one of the representations and warranties of the Fund set forth in the Fund Agreement is true and correct and incorporated into this Agreement as if set forth herein; and MIBC hereby repeats and reconfirms each and every such representation and warranty, in its own name.

                   3.4 Representations of Pioneer Omega. Pioneer Omega represents and warrants to MIBC as follows:

                        3.4.1 Representations with Respect to Pioneer Omega. Pioneer Omega is a company duly organized, validly existing and in good standing under the laws of the State of
         Delaware, USA.   Pioneer Omega has full corporate power and
         authority to enter into and perform this Agreement and the Stockholders Agreement and to carry out the transactions contemplated by this Agreement and the Stockholders Agreement. The performance by Pioneer Omega of this Agreement and the Stockholders Agreement and the consummation by Pioneer Omega of the transactions contemplated by this Agreement and the Stockholders Agreement have been approved by the Board of Directors of Pioneer Omega and have been duly authorized by all necessary corporate action. This Agreement and the Stockholders Agreement constitute valid and binding obligations of Pioneer Omega enforceable against Pioneer Omega in accordance with their respective terms. The execution of, and performance of the transactions contemplated by, this Agreement and the Stockholders Agreement and compliance with their provisions by Pioneer Omega will not conflict with or result in any breach of any of the terms of, or constitute a default under, or require a consent or waiver under, the Certificate of Incorporation and By-laws (each as amended to date) of Pioneer Omega.

              4.   Conditions to the Obligations of the Parties.

                   4.1 Conditions to the Obligations of Pioneer Omega. The obligations of Pioneer Omega to enter into the Stockholders Agreement and to perform its obligations thereunder and under this Agreement, are subject to the fulfillment, or the waiver by Pioneer Omega, of each of the following conditions on or before
         Closing:

                        4.1.1     Accuracy of Representations and
         Warranties. Each representation and warranty of MIBC contained in Sections 3.1, 3.2 and 3.3 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

                        4.1.2 Stockholders Agreement. MIBC shall have executed and delivered to Pioneer Omega the Stockholders
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         Agreement.



                        4.1.3     Fund Agreement.  All conditions to
         closing under the Fund Agreement shall have been satisfied or waived by the appropriate party, and the Fund and Pioneer Omega shall have each certified to the other in writing that all such conditions to its obligations to proceed with such transaction have been satisfied or waived.

                        4.1.4 DOM Master Agreement. All conditions to closing under the DOM Master Agreement shall have been satisfied or waived by the appropriate party, and DOM and Pioneer Omega shall have each certified to the other in writing that all such conditions to its obligations to proceed have been satisfied or waived.

                   4.2 Conditions to the Obligations of MIBC. The obligations of MIBC to perform its obligations under this Agreement and under the Stockholders Agreement are subject to the fulfillment, or the waiver by MIBC, of the following conditions on or before Closing:

                        4.2.1     Accuracy of Representations and
         Warranties. Each representation and warranty of Pioneer Omega contained in Section 3.4 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

                        4.2.2     Fund Agreement. All conditions to
         closing under the Fund Agreement shall have been satisfied or waived by the appropriate party, and the Fund and Pioneer Omega shall have each certified to the other in writing that all such conditions to its obligations to proceed with such transaction have been satisfied or waived.

                        4.2.3 DOM Master Agreement. All conditions to closing under the DOM Master Agreement shall have been satisfied or waived by the appropriate party, and DOM and Pioneer Omega shall have each certified to the other in writing that all such conditions to its obligations to proceed have been satisfied or waived.

              5.   Indemnification

                   5.1 Indemnification. MIBC agrees to indemnify and hold harmless Pioneer Omega and PFR from and against all claims, damages, losses, liabilities, costs and expenses (including settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) (collectively, the "Losses") in connection with each and all of the following:

                        (a)  any misrepresentation or breach of any
         representation or warranty made by MIBC in this Agreement, by DOM in the DOM Master Agreement or by the Fund in the Fund Agreement;

                        (b) any breach of any covenant, agreement or obligation of MIBC contained in this Agreement, or by DOM in the DOM Master Agreement, the Consulting and Non-Competition
         Agreement or any other agreement, instrument ordocument contemplated by this Agreement or the DOM Master Agreement;

                        (c) any breach of any covenant, agreement or obligation of the Fund contained in the Fund Agreement or any other agreement, instrument or document contemplated by the Fund Agreement;

                        (d)  any misrepresentation contained in any
         statement, certificate or schedule furnished by MIBC pursuant to this Agreement or in connection with the transactions contemplated by this Agreement or by DOM pursuant to the DOM Master Agreement or in connection with the transactions contemplated by the DOM Master Agreement;

                        (e)  any misrepresentation contained in any
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         statement, certificate or schedule furnished by the Fund
         pursuant to the Fund Agreement or in connection with the transactions contemplated by the Fund Agreement;

                        (f)  at any time prior to the Closing, any
         violation by the Fund of, or any failure by the Fund to comply with, any law, ruling, order, decree, regulation or permit requirement applicable to the Fund, its assets or its business, whether or not any such violation or failure to comply has been disclosed to Pioneer Omega; and

                        (g) any tax liabilities or obligations of the Fund arising with respect to any period prior to the Closing, outside of the tax liabilities or obligations incurred and paid by the Fund in the normal and regular course of business.

         The indemnification obligations of MIBC under this Agreement with respect to the Fund and DOM, set forth in this Section 5.1, shall be primary and direct obligations of MIBC, and Pioneer Omega shall have no obligation to, and does not intend to, proceed against DOM or the Fund prior to enforcing its indemnification obligations against MIBC under this Agreement.

         MIBC's indemnification obligations under this Section 5 shall expire on the third anniversary of the date of delivery to Pioneer Omega of a notarized extract from the shareholder register of the Fund showing the recordation of Luscinia, Inc. and Theta Enterprises, Inc. as the record owners of an aggregate of 280,000,000 shares of the Fund, provided that if as of the date of such third anniversary Pioneer Omega has delivered notice to MIBC under Section 5.2 of any indemnification claim(s) that has (have) not been settled by such date, MIBC's indemnification obligations with respect to such claim(s) shall continue until final resolution of such claim(s).

                   5.2 Claims for Indemnification. Whenever any claim shall arise for indemnification under this Section 5, Pioneer Omega shall promptly notify MIBC of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party against Pioneer Omega or the Fund, the noticeshall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. Pioneer Omega shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder (nor permit the Fund to settle or compromise any such claim) without the prior written consent, which shall not be unreasonably withheld or delayed, of MIBC; provided, however, that if suit shall have been instituted against Pioneer Omega or the Fund and MIBC or DOM shall not have taken control of such suit after notification thereof as provided in Section 5.3 of this Agreement, Pioneer Omega shall have the right to settle or compromise such claim upon giving notice to MIBC as provided in Section 5.3.

                   5.3 Defense by MIBC or DOM. In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than Pioneer Omega, MIBC or DOM, at its sole cost and expense, may, upon written notice to Pioneer Omega, assume the defense of any such claim or legal proceeding if MIBC acknowledges to Pioneer Omega in writing the obligation of MIBC to indemnify Pioneer Omega with respect to all elements of such claim. If MIBC or DOM assumes the defense of any such claim or legal proceeding, MIBC or DOM shall select counsel reasonably acceptable to Pioneer Omega to conduct the defense of such claims or legal proceedings and at the sole cost and expense of MIBC or DOM shall take all steps necessary in the defense or settlement thereof. Neither MIBC nor DOM shall consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of Pioneer Omega (which consent shall not be unreasonably withheld or delayed). Pioneer Omega shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If neither MIBC nor DOM assumes the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made: (a) Pioneer Omega (or the Fund, as the case may be) may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to MIBC, on such terms as Pioneer Omega (or the Fund) may deem appropriate, and (b) MIBC or DOM shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If MIBC thereafter seeks to question the manner in which Pioneer Omega (or the Fund) defended such third party claim or the amount or nature of any such settlement, MIBC shall have the burden to prove by a preponderance of the evidence that Pioneer Omega (or the Fund) did not defend or settle such third party claim in a reasonably prudent manner.

                   5.4 Survival of Representations. All representations and warranties made by MIBC in this Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Closing and any investigation at any time made by or on behalf of Pioneer Omega.

                   5.5 Limitation of Indemnification Obligations. The obligation of MIBC to indemnify Pioneer Omega under this Section 5 shall be limited as follows:

                        (A) the total indemnification obligations of MIBC shall not exceed $1,500,000;

                        (B) no indemnification obligation will arise unless and until indemnification claims by Pioneer Omega under this Agreement exceed $500,000 in the aggregate; and

                        (C) in no event will Pioneer Omega be entitled to indemnification for the first $500,000 in claims. Any indemnification payment shall be settled by way of offset by PGI, on behalf of Pioneer Omega, against the amount to be paid by PGI for the last 200,000 shares of Pioneer Omega Preferred Stock owned by MIBC and purchasable by PGI in accordance with
         Section 3 of the Stockholders Agreement.

              6. Arbitration. In the event of any dispute between the parties with respect to any matter covered by this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 30 calendar days after the commencement of efforts to resolve the dispute, the dispute may be submitted by either party for final settlement by arbitration, which shall be the sole means of resolving unreconciled disputes between the parties under this Agreement. Any such arbitration shall be conducted on an ad hoc basis in London, England, in the English language under the UNCITRAL Rules by a single arbitrator appointed in accordance with such rules by the London Court of International Arbitration. The prevailing party in any arbitration shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration.
         The non-prevailing party shall pay such fees, together with the fees of the arbitrator and the costs and expenses of the arbitration. Any arbitration award may be entered in and enforced by any court having jurisdiction over such matter or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the foregoing, the parties shall be entitled to seek injunctive relief or other equitable remedies from any court of competent jurisdiction.

              7. Counterparts; Governing Legislation. This Agreement has been executed in two counterparts, each of which shall be deemed to be an original, but both of which shall be one and the same document. This Agreement shall be governed by and construed in any arbitration or enforcement proceeding in accordance with the legislation of the State of New York, United States of America, without giving effect to the conflicts of laws provisions thereof. The parties have selected the laws of New York because it is a neutral jurisdiction with a highly developed commercial and contract law

              8. Force Majeure. Neither party to this Agreement shall be liable for delay or failure in the performance of any of its obligations under this Agreement due to causes beyond its control, including but not limited to acts of God or a public enemy, acts or any order of a governmental or military authority, fire or other casualty, floods or other natural disasters, embargoes, explosions, enemy or hostile governmental action, civilinsurrection, revolution, sabotage or similar conditions, delay caused by a communications, document delivery, wire transmission of funds or similar service, or governmental delay in processing or approving any necessary application or permit. If such delay occurs, the party whose performance is delayed shall give immediate notice thereof to the other party and such other party may elect to terminate this Agreement or to extend the period for performance by a number of days equal to the duration of the delay; provided that at any time during the continuation of any such delay the party that has authorized extension of the period for performance may deliver notice of cancellation of the Agreement.

              9. Confidentiality. The parties agree that all matters and information contained in this Agreement and all information relating to this Agreement and all information relating to this Agreement shall not be disclosed to any third party except by mutual agreement of MIBC and Pioneer Omega, or as required by law.

              10.  Miscellaneous.

                   10.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns. The rights and obligations of the parties under this Agreement may not be assigned.

                   10.2 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or sent by telecopier or overnight courier:

                   If to MIBC, at 3038 Greenbrier Street, Little Canada, MN 55117, USA, or at such other address or telecopier number as may have been furnished in writing by MIBC to Pioneer Omega;

                   If to Pioneer Omega, c/o The Pioneer Group, Inc., 60 State Street, Boston, MA 02109, USA, Attention: President (telecopier No. 1-617-422-4286), or at such other addresses and telecopier number(s) as may have been furnished to MIBC in writing by Pioneer Omega.

         Notices provided in accordance with this Section 10.2 shall be deemed delivered upon personal delivery, one day after transmission by telecopier or three business days after deposit with a courier service.

                   10.3 Entire Agreement. This Agreement and the Stockholders Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

                   10.4 Amendments and Waivers. This Agreement may be amended only by a written instrument signed by Pioneer Omega and MIBC.

          10.5   Severability.  The invalidity or
         unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         MOSCOW INTERNATIONAL BUSINESS
         CENTRE LIMITED

             /s/
         By:________________________________
            [Name]

            ________________________________
            [Title]

         PIONEER OMEGA, INC.




             /s/
         By:________________________________
            Timothy T. Frost, Member
              of Board of Directors